                                                                    Exhibit 5.2


                                                   LONDON
                                                   65 Fleet Street
                                                   London EC4Y 1HS
             P&O Princess Cruises plc        T +   44 20 7936 4000
             77 New Oxford Street     Direct T +
             London WC1A 1PP                 F +   44 20 7832 7001
             England                  Direct F +
                                          G4 F +   44 20 7936 3960
                                                   LDE No 23





[              ] 2003



Dear Sirs



Joint Registration Statement on Form F-4/S-4 (Registration No. 333-102443)



1. In connection with the above mentioned Joint Registration Statement on Form S-4/F-4 (the "Registration Statement") filed by P&O Princess Cruises plc (the "Company") and Carnival Corporation ("Carnival") with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the ordinary shares of $0.50 each in the capital of the Company, to be consolidated and sub-divided into new ordinary shares of $1.66 in the capital of the Company (the "Ordinary Shares") being registered thereunder. We express no opinion as to the legality of shares in issue or being issued by Carnival. The Registration Statement relates to the registration under the Act of the Ordinary Shares deemed offered to shareholders of the Company by virtue of the shareholder vote to be held at the extraordinary general meeting of the Company's shareholders to approve, inter alia, a dual listed company transaction with Carnival (the "DLC Transaction").



2. We are acting as English legal advisers to the Company for the purposes of giving this opinion. In so acting, we have examined:



       (i)the Registration Statement to be filed under the Act;



      (ii)a copy of the current Memorandum and Articles of Association of the Company in force as at 7 May 2002;



     (iii)a copy of the Company's Certificate of Incorporation dated 19 July 2000 issued by the Registrar of Companies of England and Wales;



      (iv)a certificate dated 7 February 2003 issued by the Registrar of Companies of England and Wales (the "Certificate of Good Standing") certifying that:


--------------------------------------------------------------------------------

Freshfields Bruckhaus Deringer are solicitors and registered foreign lawyers. A list of the partners and their qualifications is open to inspection at the above address



Amsterdam Bangkok Barcelona Beijing Berlin Bratislava Brussels Budapest Cologne
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Singapore Tokyo Vienna Washington * associated office

       "P&O Princess Cruises plc was incorporated under the Companies Act 1985 as a public company on 19th July 2000. According to the documents on the file of the company in the custody of the Registrar of Companies, the company has been in continuous and unbroken existence since the date of its incorporation. No action is currently being taken by the Registrar of Companies for striking the company off the register and dissolving it as defunct, and as far as the Registrar is aware:



       (a)the company is not in liquidation or subject to an administration order, and



       (b)no receiver or manager of the company's property has been appointed"; and



    (v)a certificate issued to us by the Company Secretary of the Company dated . 2003,



and relied upon the statements as to factual matters contained in or made pursuant to each of the above mentioned documents.



3. In considering the above documents and rendering this opinion we have with your consent and without any further enquiry assumed:



    (a)the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us whether as originals or copies;



    (b)the conformity to originals of all documents supplied to us as photocopies or facsmile copies;



    (c)that each of the statements contained in a certificate of the Company
       Secretary of the Company dated              2003 is true and correct as
       at the date hereof;



    (d)that entering into or performing any of the above documents neither constitutes, nor is part of, a regulated activity carried on by any person in contravention of section 19 of the Financial Services and Markets Act 2000 (FSMA);



    (e)that none of the above documents have been or will be entered into:



       (i)in consequence of any communication in relation to which there has been a contravention of section 21 of the FSMA; or



      (ii)with a person who is authorised for the purposes of the FSMA, in consequence of something said or done by another person in the course of a regulated activity carried on by that person in contravention of section 19 of the FSMA;



    (f)that the information revealed by our search [today] (carried out by us or by ICC Information Ltd. on our behalf) of the public documents of the Company kept at the Registrar of Companies of England and Wales was accurate in all respects and has not since the time of such search been altered;



    (g)that the information revealed by our oral enquiry [today] of the Central Registry of Winding up Petitions was accurate in all respects and has not since the time of such enquiry been altered;



    (h)that the Certificate of Good Standing dated [7 February] 2003 and issued by the Registrar of Companies of England and Wales was validly issued and accurate in all respects;



    (i)the Company has and will not make a payment out of capital in respect of the purchase of its own shares which would cause a liability to be incurred by shareholders under section 76 of the Insolvency Act 1986;



    (j)the holders of the Company's Ordinary Shares have and will not receive any dividends or other form of distribution which constitutes an unlawful distribution pursuant to common law and/or Part VIII of the Companies Act 1985;



    (k)there is no actual or implied additional contractual relationship between the Company and the holders of its Ordinary Shares, except for the Articles of Association of the Company;



    (l)the Company has had appropriate shareholder and other necessary authorities or approvals in place prior to or simultaneous with each allotment and/or issue of its Ordinary Shares;

    (m)the consolidation and sub-division of the Ordinary Shares will be properly performed as described in the Registration Statement and as described in the Company's circular to its shareholders dated . 2003 with all necessary shareholder (and any other) approvals or other authorities in place; and



    (n)each of the foregoing assumptions will be true and accurate at and immediately prior to the time of . .



4. Based and relying solely upon the foregoing, we confirm that, in our opinion:



       (i)The Company is duly incorporated and the Registrar of Companies of England and Wales has issued the Certificate of Good Standing on [7 February] 2003.



      (ii)The Company's Ordinary Shares are validly issued, fully paid and non-assessable.



For the purposes of this opinion, we have assumed that the term "non-assessable" in relation to the Ordinary Shares means under English law that holders of such Ordinary Shares, in respect of which all amounts due on such Ordinary Shares as to the nominal amount and any premium thereon have been fully paid, will be under no further obligation to contribute to the liabilities of the Company solely in their capacity as holders of such Ordinary Shares.



This opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with current English law. Accordingly, we express no opinion with regard to any system of law other than the law of England as currently applied by the English courts.



We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.



This opinion is given to you solely for your benefit and for the purposes of the Registration Statement to be filed under the Act. It is not to be transmitted to any other person nor is it to be relied upon by any other person or for any purposes or quoted or referred to any public document without our prior written consent, except that we consent to the filing of this opinion as an exhibit to the Registration Statement.



Yours faithfully